PROMISSORY NOTE

$5,621,753.18

March 22, 2004
New York, New York

FOR VALUE RECEIVED, OPTIONABLE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of MARK NORDLICHT (the "Lender") at the office of the Lender located at 165 West End Ave., Apt. 11N, New York, NY 10023, or at such other places as the holder hereof may from time to time designate in writing, the principal sum of $5,621,753.18. This Note will be due and payable on the first to occur of; (i) The March 22, 2014, at which time the Borrower will pay Lender $5,621,753.18 in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim or (ii) Following a first financing through the sale Borrower's stock in a Private Placement Memorandum, the Borrower secures additional financing of at least one million ($1,000,000) dollars (the "Capital Raise"); then Within 30 days, Borrower will repay Lender, in an amount equal to at least 39.33% of the Capital Raise, provided however, that such amount will not exceed $2,810,877 and any remaining unpaid balance will begin to accrue interest at a rate of 12% annually. The outstanding principal amount and accrued interest amount of the Loan shall be due and payable in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim.

This Note has been executed and delivered pursuant to the Loan Agreement dated as of March 22, 2004 (the "Agreement") between the Borrower and the Lender. Reference is made to the Agreement for a description of additional rights of the Lender and duties of the Borrower hereunder and said Agreement is incorporated by reference herein as if set forth in full herein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

Borrower may prepay this Note in whole or in part at any time without penalty.

Borrower waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and agrees that the time for payment of this Note may be extended at Lender's sole discretion, without impairing its liability thereon. Any delay on the part of the Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

This Note shall bind the successors and assigns of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the laws, rules or principles of such State, regarding conflicts of laws.

OPTIONABLE, INC.

By: ______________________

Name: Ed O'Connor

Title: President